EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BKD, LLP

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-167460, 333-162761, 333-144515, 333-144514, 333-125638, 333-55680 and 333-03305) of our report dated February 25, 2011, on our audits of the consolidated financial statements of United Bancorp, Inc. as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, which report is included in the Form 10-K of United Bancorp, Inc.

 BKD LLP

Indianapolis, Indiana
February 25, 2011